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                                                                     EXHIBIT 5.1

                             PIPER & MARBURY                WASHINGTON
                                  L.L.P.                     NEW YORK
                           CHARLES CENTER SOUTH            PHILADELPHIA
                         36 SOUTH CHARLES STREET              EASTON
                      BALTIMORE, MARYLAND 21201-3018
                               410-539-2530
                            FAX: 410-539-0489

                                November 3, 1997

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222

Gentlemen:

    We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Company's issuance and sale of up to 5,142,455 shares of its Class A Common Stock, par value $.01 per share (the "Shares"), pursuant to the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of April 21, 1997 and amended as of October 14, 1997, by and among the Company, AIMCO/NHP Acquisition Corp., a wholly owned subsidiary of the Company, and NHP Incorporated, a Delaware corporation.

    In our capacity as Maryland counsel to the Company, we have examined the Agreement, the Registration Statement, the Charter and By-Laws of the Company, as amended and restated in effect on the date hereof, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, an Officer's Certificate of the Company dated the date hereof (the "Certificate"), and such other documents as we have considered necessary. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters we have relied on the Certificate and have not independently verified the matters stated therein.

    Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Agreement, the Shares will have been duly and validly authorized and validly issued, fully paid, and nonassessable.

    The opinion expressed herein is for the use of the Company and its stockholders in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. We further consent to the reliance on this opinion by Skadden, Arps, Slate,
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                                                                 Piper & Marbury
                                                                     L.L.P.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
NOVEMBER 3, 1997
PAGE 2

Meagher & Flom LLP, in rendering their opinion to the Company in connection with the filing of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          /s/ PIPER & MARBURY L.L.P.